UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 25, 2009

SELECT MEDICAL HOLDINGS CORPORATION
SELECT MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware Delaware (State or other jurisdiction of Incorporation)	333-152514 333-125846 (Commission File Number)	20-1764048 23-2872718 (I.R.S. Employer Identification No.)

4716 Old Gettysburg Road, P.O. Box 2034, Mechanicsburg, PA 17055

(Address of principal executive offices, including zip code)
(717) 972-1100

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On September 25, 2009, Select Medical Holdings Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company and Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein (collectively the “Underwriters”), relating to the issuance and sale by the Company to the Underwriters of 30,000,000 shares of the Company’s common stock at a purchase price per share of $10.00 in the Company’s initial public offering (before the Underwriters’ discounts and commissions). The Company also granted the Underwriters an option to acquire an additional 4,500,000 shares from the Company for the purpose of covering over-allotment sales. The Underwriting Agreement contains customary representations and warranties, closing conditions and indemnification obligations. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
1.1	Underwriting Agreement, dated September 25, 2009, by and among Select Medical Holdings Corporation and Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL HOLDINGS CORPORATION SELECT MEDICAL CORPORATION
Date: September 30, 2009	By:	/s/ Michael E. Tarvin
Michael E. Tarvin
Executive Vice President, General Counsel and Secretary